                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 30, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of Strong Internet Fund and Strong Technology 100 Fund (two of the portfolios constituting Strong Equity Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers

/s/ PricewaterhouseCoopers

Milwaukee, Wisconsin
May 7, 2001